Exhibit 10.2

LUMAX ACQUISITION CORP.

Dated as of May 29, 2007

Lumax Investment Management, LLC
1510 Madison Ave., Suite 1510
New York, NY 10022
Attn: Mr. David S. Montoya

Dear Mr. Montoya:

The purpose of this letter is to set forth certain understandings regarding the advance of up to $200,000.00 (the aggregate amounts actually advanced by LIM to the Company, and not repaid to LIM, the “Advance”) by Lumax Investment Management, LLC (“LIM”) to Lumax Acquisition Corp., a Delaware corporation (the “Company”), to pay for certain fees, costs and expenses in connection with the Company’s proposed initial public offering (the “Offering”). Such Advance shall be subject to the following conditions:

1)             Such Advance shall be made by LIM to the Company upon request prior to the Offering.

2)             LIM shall, and is hereby authorized to, record on the schedule attached hereto the date and amount of each advance and the date and amount of each principal payment hereunder.  The records of the LIM shall be presumed to be accurate and shall be binding upon the Company absent manifest error.

3)             Amounts constituting the Advance shall be used by the Company to pay for a portion of the fees, costs and expenses relating to the SEC registration fee, NASD registration fee and legal fees and expenses in connection with the Offering.

4)             The Advance will accrue interest at the rate of 5% per annum, calculated on the basis of a 365-day year or a 366-day year, as applicable.   The Advance, together with accrued interest thereon, will be payable by the Company on the earlier of (i) the first anniversary of the date of this letter and (ii) the consummation of the Offering.

5)             The Advance will be repaid out of the proceeds of the Offering.

6)             The Company hereby represents and warrants that: (i) it is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) it has the requisite power and authority to enter into, execute, deliver and perform the terms hereof; (iii) its execution, delivery and performance hereof (A) has been duly authorized by all proper and necessary corporate action, (B) will not violate or conflict with any of its organizational documents, any material agreement binding upon it or any law, regulation or order applicable to it, or (C) require consent or approval of any Person which has not been obtained or which could not reasonably be expected to prevent or delay it from performing its obligations hereunder; and (iv) this letter is the legal, valid and binding obligation of the Company, enforceable against the

Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and by equitable principles.

7)             This letter shall be binding upon the Company, its successors and assigns and shall inure to the benefit of LIM and its successors and assigns; provided, however, that the Company shall not assign its obligations hereunder without the prior written consent of LIM.

8)             This letter may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

9)             THIS LETTER SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank]

                Please indicate your agreement with the foregoing by executing a copy of this letter in the space provided and returning it to us as soon as possible.

Very truly yours,

LUMAX ACQUISITION CORP.

	By:	/s/ David S. Montoya
Name: David S. Montoya
Title: Chief Financial Officer and Secretary

ACCEPTED AND AGREED
this 29th day of May 2007:

/s/ David S. Montoya
Name: David S. Montoya

SCHEDULE OF ADVANCES FROM LUMAX INVESTMENT MANAGEMENT, LLC

TO

LUMAX ACQUISITION CORP.

Date	Principal Amount of Advance	Principal Amount Repaid	Unpaid Balance
June 21, 2007	$115,000	—	$115,000

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